Exhibit 10.11

Contract Number: 2007 Year  Shimen No. 0004

Industrial and Commercial Bank of China
Fixed Asset Loan Agreement

Borrower (Party A):  Hunan Zhaoheng Hydropower Co., Ltd.

Domicile (Address): Power Station Road, Chujiang Township, Shimen County

Legal Representative: Hong Zhu

Lender (Party B): China Construction Bank Co., Ltd. Shimen Branch

Domicile (Address): Chujiang Road, Chujiang Town, Shimen County

Legal Representative (Person in-Charge): Zidan Xu

Table of Contents

Article 1.         Representations and Warranties of Party A

Article 2.         Type of the Loan

Article 3.         Purpose of the Loan

Article 4.         Amount and Term of the Loan

Article 5.         Interest Rate and Interest Calculation

Article 6.         Conditions of Grant of the Loan

Article 7.         Grant Plan of the Loan

Article 8.         Capital Source and Method of Repayment

Article 9.         Security

Article 10.       Rights and Obligations of Both Parties

Article 11.       Liabilities for Breach of Contract

Article 12.       Effectiveness, Modification, Rescission and Termination of the Agreement

Article 13.       Dispute Settlement

Article 14.       Other Matters agreed

Article 15.        Appendix

Whereas Party A applies for a loan from Party B and Party B agrees to grant a loan to Party A for the purpose as specified in Section 3.1 hereunder.  To specify their rights and obligations, Party A and Party B hereby enter into this Agreement after negotiation in accordance with the Contract Law, General Rules of Loan and relevant laws and regulations.

Article 1.       Representations and Warranties of Party A

1.1   Party A is an entity with the qualification of a legal person (or a sub-organization legally authorized by a legal person) that is set up in accordance with the law and has right to execute the Agreement;

1.2   The project that will be constructed using the Loan under this Agreement has been approved by the related government organizations;

1.3   All accounting reports and materials for the investigation, evaluation, and management of the Project that provided by Party A are true, accurate, and complete.

Article 2.       Type of the Loan

2.1   The Loan under this Agreement is fixed asset loan.

Article 3.        Purpose of the Loan

3.1       The loan hereunder shall be used for the Sanjiangkou Hydropower Station Left Bank Expansion Project;

3.2       Party A shall not change the purpose of the loan hereunder without the written consent of Party B.

Article 4.         Amount and Term of the Loan

4.1         The amount of the loan under this Agreement is (in word): Renminbi 160 million and (Arabic numerals) RMB 160,000,000.00.  (In the event of any discrepancy between the word and Arabic numerals amount, the word shall prevail; the same applies below);

4.2          The term of the loan hereunder is 180 months, from March 23, 2007 to March 23, 2022.

Article 5.         Interest Rate and Interest Calculation

5.1           The interest of loan hereunder accrues on a daily basis from the date of practical withdrawal (daily interest = annual interest/360) and settled on monthly (monthly/ quarterly) basis.  The interest settlement day is the 20th of each month (the 20th of each month/the last month of each quarter).  If the 20th day is non-bank working day, the interest settlement day shall be the following bank working day.  The interest shall be paid up with principal upon maturity of loan;

5.2         The interest rate of the loan hereunder is calculated in accordance with the way stipulated under 5.2.1:

5.2.1              The interest rate is a fixed annual rate of 7.11% , which is unchanged during the term of the Loan;

5.2.2              The interest rate of the Contract is calculated at      BLANK    % (upward/downward) from the benchmark interest rate of the corresponding grade of the People’s Bank of China. The interest rate will be adjusted every period, which is     BLANK  (year/half a year/quarter/month). The date of interest rate determination for the first period shall be the effective date of the loan Agreement. The interest rate for the first period shall be calculated by Party B in accordance with the benchmark interest rate of the corresponding grade of the People’s Bank of China on the effective date of the loan Agreement and the floating interest rate agreed by both Parties, that is the annual rate of     BLANK    %. The interest rate determination time for the second or later period is the corresponding date of the effective date of the loan Agreement. The interest rate is calculated in accordance with the benchmark interest rate of the corresponding grade of the People’s Bank of China on the effective date of the loan Agreement and the floating interest rate agreed by both Parties. If there is no corresponding date of the effective date in the month of adjustment, the last date of the month shall be the corresponding date.

Withdrawal by installment, whatever the time of installments is in a period, the interest rate is all made according to the rate determined on the effective date of the loan contract or the corresponding date and adjusted on the corresponding date of the effective date of the loan contract of next period.

The corresponding date of the effective date of the loan agreement refers to the corresponding date a period after the effective date of the loan agreement. For instance, if the effective date of the loan agreement is May 9 one year, the corresponding date of the second period (a period is one month) is June 9 of the year; the corresponding date of the second period (a period is one quarter) is August 9 of the year; the corresponding date of the second period (a period is half a year) is November 9 of the year; the corresponding date of the second period (a period is a year) is May 9 of the next year, and so on.

5.2.3    Others:  the following space is intentionally left blank

______________________________________________________________________.

Party B shall notify Party A in writing within 30 days from the date of change of interest rate, but whether the notification is delivered shall not affect the execution of the interest rate;

5.3              In case the People’s Bank of China adjusts the interest rate and calculation method, the interest rate shall be conducted subject to the adjustment.

Article 6.      Conditions of Grant of the Loan

6.1                 Every time before the Loan can be granted, Party A has to fulfil the following conditions:

6.1.1              The security contract has been executed and taken into effect in accordance with the law;

6.1.2              The principal and other related fund of the project that will be built up by the loan under this Agreement have been fully ready in accordance with the stipulated time and ratio;

6.1.3              Cost overrun does not occur or has been resolved by Party A;

6.1.4              The Project is being contructed in accordance with the planned progress;

6.1.5              Party A has conducted the loan grant procedures as stipulated herein;

6.1.6              Party A does not incur any event of default as stipulated herein;

6.1.7              Party A has provided other materials relating to the Loan hereunder in accordance with Party B’s requirement.

Article 7.         Grant Plan of the Loan

7.1                The grant plan of the Loan under this Agreement shall be executed in accordance with the Section 7.1.1 of the following:

7.1.1              Party A shall collect the Loan in one time on March 23, 2007 and transfer all the amount to its account opened with Party B;

7.1.2              Party A shall collect the Loan by installment, and the specific collecting amount and date are as follows:

7.1.2.1           BLANK Year  BLANK  Month BLANK  Day, Amount (in word) BLANK Yuan (Arabic numerals BLANK Yuan);

7.1.2.2           BLANK Year  BLANK  Month BLANK  Day, Amount (in word) BLANK Yuan (Arabic numerals BLANK Yuan);

7.1.2.3           BLANK Year  BLANK  Month BLANK  Day, Amount (in word) BLANK Yuan (Arabic numerals BLANK Yuan);

7.1.2.4           BLANK Year  BLANK  Month BLANK  Day, Amount (in word) BLANK Yuan (Arabic numerals BLANK Yuan);

7.1.2.5           BLANK Year  BLANK  Month BLANK  Day, Amount (in word) BLANK Yuan (Arabic numerals BLANK Yuan);

7.1.3              Other grant plan: the following space is intentionally left blank

__________________________________________________________________.

7.2              Party A shall collect the Loan as specified in Section 7.1 hereunder, or collect it in advance or postpone     BLANK     days with the written consent of Party B for special reasons;

7.3              If Party A wants to cancel partial or all of the amount that has not been collected under this Agreement, a written application has to be submitted 30 days in advance of the withdrawal date, and the written consent of Party is required;

7.4              The practical withdrawal and repayment date shall be the date stated on the indebtedness certificate between Party A and Party B. The indebtedness certificate or loan collection certificate is the integral part of the Agreement. Apart from the date, in case of any discrepancy between indebtedness certificate and the Agreement, the Agreement shall prevail.

Article 8.           Capital Source and Method of Repayment

8.1              Party A repays the principal and interest of the loan hereunder with the capital from the sources, including but not limited to:

8.1.1           Sales income of power generation                                                                 ;

8.1.2           BLANK                                                                                                               .

8.2              In case of any provision on the capital source of Party A’s repayment as specified in any other contracts in which Party A is one party, the provision shall not affect the fulfillment of repayment obligation under this Agreement. Party A, in any case, shall not invoke Section 8.1 to refuse the fulfillment of repayment obligation hereunder.

8.3              Party A shall repay interest on time and in full as specified in the Agreement and repay the principal as the method listed in Section 8.3.2 as follows:

8.3.1           One-off repayment. Party A shall repay all the principal of loan on BLANK Year BLANK Month BLANK Day;

8.3.2           Repayment by installment. The amount and date of repayment are as follows:

8.3.2.1        2010 Year 03 Month 23 Day, Amount (word): five million Yuan; (Arabic numerals:  5,000,000 Yuan);

8.3.2.2        2011 Year 03 Month 23 Day, Amount (word): five million Yuan; (Arabic numerals:  5,000,000 Yuan);

8.3.2.3        2012 Year 03 Month 23 Day, Amount (word): five million Yuan; (Arabic numerals:  5,000,000 Yuan);

8.3.2.4        2013 Year 03 Month 23 Day, Amount (word): five million Yuan; (Arabic numerals:  5,000,000 Yuan);

8.3.2.5        2014 Year 03 Month 23 Day, Amount (word): ten million Yuan; (Arabic numerals:  10,000,000 Yuan);

(An additional page could be attached when there are many installments)

(Please see the attached page)

8.3.3   Other repayment methods: BLANK

           BLANK                                                                                     .

8.4              For early repayment, Party A shall apply to Party B 30 days in advance in writing and obtain the written consent of Party B;

8.5              Party A shall obtain consent from Party B for early repayment, and shall compensate the foreseeable income loss and other expenses of Party B.  The early repayment of principal shall be at least BLANK Yuan (word) and shall be the integral multiple of BLANK Yuan (word);

8.6              In the event of early repayment of principal of the Loan, the repayment shall be made in the reversed order of the repayment plan stipulated in Section 8.3.2 herein.

8.7              Party A shall deposit sufficient funds for repayment of the principal and interest due in the account opened with Party B prior to the interest settlement date or principal repayment date, and authorize Party B to deduct money from the account on such date.

Article 9.           Security

9.1     The security method of the loan hereunder is: guarantee;

9.2              Party A shall be obliged to actively assist Party B and procure Party B to enter into the guarantee contract numbering 2007 Shimen (guarantee) No. 0001 with the guarantor, to specify the detailed matters under the Agreement;

9.3              In the event of any change in the security hereunder adverse to the indebtedness owing to Party B, upon notification of Party B, Party A shall provide Party B with other security satisfactory to Party B as required by Party B.

Article 10.          Rights and Obligations of Both Parties

10.1     Rights and Obligations of Party A:

10.1.1          Party A shall withdraw and use the loan in accordance with the term and purpose as specified in the Agreement;

10.1.2          Party A shall obtain consent from Party B for early repayment;

10.1.3          Party A shall accept voluntarily Party B’s investigation, inquiry, and supervision over the use of loan under the Agreement;

10.1.4           Party A shall actively cooperate with Party B in supervision, inquiry, and investigation over its production, operation, project contruction, and financial condition, and have obligation to provide Party B with the related financial reports and materials such as income statement and balance sheet;

10.1.5           Party shall actively support Party B’s participation in the investigation over the budget estimates, budget, and financial statements of the Project, project bidding, testing of the finished project, and other related matters;

10.1.6           Party A shall repay the principal and interest of the Loan hereunder as stipulated in the Agreement;

10.1.7           Party A shall undertake the expenses incurred under the Agreement, including but not limited to the expenses of notarization, evaluation, appraisal and registration, etc;

10.1.8           Party A shall send the receipt of the collection letter or document posted by Party B within 3 days after the document is received and signed;

10.1.9           In case of contracting, lease, joint stock restructuring, joint operation, merger, acquisition, joint venture, division, decrease of registered capital, changes in equity, major assets transfer and other activities that may impair Party B’s right and interest, Party A shall notify Party B at least thirty days in advance and obtain the written consent of Party B.  Otherwise, Party A shall not undertake the above activities until all the debts are discharged;

10.1.10         Party A shall notify Party B in writing of any change of its domicile, corresponding address, business scope, legal representative, and other industrial and commercial registrations within 7 days after the change;

10.1.11         In case of any circumstances which threatens the normal operation and seriously affects the obligation of repayment under this Agreement, including but limited to material economic disputes, bankruptcy, deteriorated financial position, Party A shall immediately notify Party B in writing;

10.1.12         In case of going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license, Party A shall notify Party B within 5 days in writing and ensure repayment of the principal and interest immediately;

10.2              Rights and Obligations of Party B:

10.2.1           Asks Party A to provide all the relevant materials;

10.2.2           Deducts principal, interest, compound interest, penalty interest and other expenses which Party A shall pay as specified in the Agreement from the account of Party A in accordance with the Agreement or the laws and regulations;

10.2.3           If Party A evades the supervision of Party B, delays the repayment of the principal and interest or commits other material breaches of contract, Party B shall be entitled to implement credit sanction, report such situation to the relevant authority or organization and publicly claim for the repayment through media;

10.2.4           Advances the Loan in full to Party A on schedule as stipulated herein (except the delay caused by Party A);

10.2.5            Keeps confidential the materials provided by Party A concerned information of liabilities, finance, production, operation, etc., unless otherwise required by the Agreement, laws and regulations.

Article 11.          Liabilities for Breach of Contract

11.1              Both Parties shall fulfill the obligations as specified in the Agreement after the Agreement takes into effect. Any Party who fails to fulfill the obligations hereunder shall bear the liabilities of breach of contract;

11.2              Should Party A fail to apply for or withdraw the loan as stipulated in Section 7.1 hereunder, Party B has the right to claim delay damages in accordance with the interest rate hereunder for each day of delay;

11.3              Should Party B fail to provide loan as stipulated in Section 7.1 hereunder, Party B shall pay delay damages in accordance with the interest rate hereunder for each day of delay;

11.4              Should Party A make early repayment without the written consent of Party B, Party B shall have the right to claim interest according to the term and interest rate stipulated hereunder;

11.5              Should Party A fail to repay the principal and interest under the Agreement on time, Party B has the right to request for repayment within a specified time. Party A shall authorize Party B to deduct all the debts hereunder from the accounts opened with the Industrial and Commercial Bank of China and their branches and collect an additional (30-50%) penalty interest to the overdue loan and 30% (30-50%) compound interest to the overdue interests;

In case of foreign exchange deduction, the deduction shall be subject to the buy rate which Party B announces on the day of deduction;

11.6              Should Party A fail to use the loan for the purpose as stipulated in the Agreement, Party B has the right to cease to issue the Loan, reclaim part or all of the Loan or terminate the Agreement. Besides, Party B is entitled to claim penalty interest at a rate of 50% (50-100%) upward the original interest rate on any balance of the Loan used by Party A in breach of this Agreement for the days of breach, and collect compound interest at the rate of 50% (50-100%) upward the original interest rate on the unpaid interest;

11.7              For the interests Party A fails to repay on time during the term of the Loan, Party A shall pay the compound interest in accordance with the interest rate stipulated in the Agreement. After the loan is overdue, the compound interest shall be calculated according to the interest rate stipulated in Section 11.5 hereof;

11.8              The heavier penalty shall apply upon simultaneous occurrence of the situations as specified in Section 11.5 and 11.6 in use of loan. Party B shall not be simultaneously entitled to two types of penalties;

11.9              In case Party A is involved in one of the following situations, Party A shall rectify it and take the remedial measures which Party B is satisfied with within 7 days after receiving the notification from Party B. Otherwise Party B shall have the right to cease or cancel the Loan that has not been granted to Party A and reclaim part or all of the Loan in advance. For the loan that could not be drawn back, penalty is imposed on a daily basis in accordance with overdue loan interest rate:

11.9.1           providing Party B with the balance sheet, income statement and other financial materials which are false or hide material facts;

11.9.2           not cooperating with or refusing Party B’s supervision over the use of  the Loan and related production, operation and financial activities;

11.9.3           transferring, disposal of or threatening to transfer or dispose of the major assets without the consent of Party B;

11.9.4           the important part of or all the assets of Party A being held by other creditors or taken over by trustee, receiver or similar personnel, or the assets are detained or frozen, which may cause serious losses to Party B;

11.9.5           Contracting, leasing, joint stock restructure, joint operation, merger, acquisition, joint venture, division, decrease of registered capital, changes in equity, equity transfer conducted without the consent of Party B and other events that shall impair and endanger the rights and benefits of Party B;

11.9.6           Alteration of such items in the industry and commerce registration such as address, corresponding address, business scope and legal representative, or major external investment, which have seriously affected or may affect the indebtedness owing to Party B;

11.9.7           Major economic disputes, deteriorated financial situation, etc. which may seriously affect or endanger the exercise of Party B’s rights; Any other event that may endanger or cause serious losses to the execution of the creditor’s rights of Party B under the Agreement;

11.9.8           Any other event that may endanger or cause serious losses to the exercise of the creditor’s rights of Party B under the Agreement;

           Article 12 Effectiveness, Modification, Rescission and Termination of the Agreement

12.1              The Agreement shall come into effect after the execution of both parties hereto; where security is available, it shall become effective from the date when security contract becomes effective and terminate after all the principal, interests, compound interest, penalty interest, penalty and other payables are paid up;

12.2             Should Party A be involved in any situation as below, Party B shall have the right to terminate the Agreement and require Party B to return the principal and interest in advance and compensate losses:

12.2.1           Going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license;

12.2.2           The security hereunder changes against the rights of Party B, and Party A fails to provide new security as required by Party B;

12.2.3           Party A fails to repay the loan on schedule or use the loan for the purpose stipulated herein, default in interest or other serious breach of the Agreement;

12.3              In case Party A wants to extend the loan, it shall submit written application and the written opinions of guarantor’s consent of providing guarantee continuously 30 days prior to the expiration of the contract. The term of loan shall not be extended until Party B agrees to extend the Loan after inspection and the Parties execute an agreement for extension. The loan Agreement shall remain in force before the Parties hereto execute the extension agreement;

12.4              After the Agreement takes into effect, any Party shall not modify or terminate in advance the Agreement unless otherwise specified in the Agreement. The modification or termination of the Agreement, if required, shall be subject to the written agreement of both Parties hereto through consultation. The Loan Agreement shall remain in force before the new written agreement is entered into;

Article 13.          Dispute Settlement

13.1              Any dispute arising from execution of the Agreement shall be firstly settled by both Parties hereto through consultation;

In case no settlement can be reached through consultation, the disputes shall be submitted  through the method listed under Section 13.1.2:

13.1.1           File the dispute to   BLANK_______for arbitration;

13.1.2           Bring a suit before the court in the jurisdiction where Party B domiciles.

Article 14. Other Matters Agreed

14.1     The following space is intentionally left blank._________________________

______________________________________________________________________;

14.2     The following space is intentionally left blank._________________________

______________________________________________________________________;

14.3     The following space is intentionally left blank._________________________

_______________________________________________________________________.

Article 15.          Appendix

15.1              The appendices hereto are an integral part of the Agreement. The Agreement and the appendices hereto have the equal legal force;

15.2              In case the day of withdrawal or repayment is not a bank working day during the performance of the Agreement, it shall be postponed to the following bank working day;

15.3              The Agreement is made in triplicate with the equal legal effect. Each of Party A, Party B and   guarantor shall hold one.

 Party A (Seal): (Seal)

 Legal representative or authorized representative (Signature):

                            /s/ Hong Zhu

                                            March 23, 2007

Party B (Seal): (Seal)

Person in-charge (or person in-charge) or authorized representative (Signature):

                            /s/ Zidan Xu

                        March 23, 2007

Project Loan Repayment Schedule of Zhaoheng Hydropower Co., Ltd

Year 2010	5 million Yuan
Year 2011	5 million Yuan
Year 2012	5 million Yuan
Year 2013	5 million Yuan
Year 2014	10 million Yuan
Year 2015	10 million Yuan
Year 2016	10 million Yuan
Year 2017	10 million Yuan
Year 2018	20 million Yuan
Year 2019	20 million Yuan
Year 2020	20 million Yuan
Year 2021	20 million Yuan
Year 2022	20 million Yuan
Term: 15 years	160 million Yuan